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EXHIBIT 23(a)

                      INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of United Community Financial Corp. on Form S-8 of our report, dated January 26, 2000 (which expresses an unqualified opinion and refers to the report of other auditors on the financial statements of Butler Wick Corp. which was merged with United Community Financial Corp.) and incorporated by reference in the Annual Report on Form 10-K of United Community Financial Corp. for the year ended December 31, 1999.




DELOITTE & TOUCHE LLP


Cleveland, Ohio
May 30, 2000